EXHIBIT 1



                             Joint Filing Agreement


The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of UroCor, Inc. at March 31, 2001.



WILLIAM J. NASGOVITZ

By: /s/ PAUL T. BESTE
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        Paul T. Beste
As Attorney in Fact for William J. Nasgovitz



HEARTLAND ADVISORS, INC.


By:  /s/ PAUL T. BESTE
     -----------------
         Paul T. Beste
         Chief Operating Officer